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                                                                EXHIBIT 23.1

                         CONSENT OF RIORDAN & MCKINZIE


     We hereby consent to the reference to this firm under Item 5 -- "Interests of Named Experts and Counsel" in this Registration Statement on Form S-8 of Data Processing Resources Corporation filed in connection with Data Processing Resources Corporation's Retirement Savings Plan.


                                                Riordan & McKinzie,
                                                A Professional Law Corporation

Orange County, California
July 1, 1997